EXHIBIT 99.1

Consolidated Communications Announces Receipt of Requisite Consents and Expiration of Consent Solicitation for Its 10.875% Senior Notes Due 2020

MATTOON, Ill., April 2, 2014 (GLOBE NEWSWIRE) -- Consolidated Communications Holdings, Inc. ("Holdings") (Nasdaq:CNSL), today announced that its subsidiary, Consolidated Communications, Inc. ("CCI"), received the requisite consents to amend certain terms of the indenture governing CCI's 10.875% Senior Notes due 2020 (the "Senior Notes") in connection with its previously announced consent solicitation, and that the consent solicitation expired.

As previously announced on March 19, 2014, CCI solicited the consent of the holders of its Senior Notes (the "Consent Solicitation") to two proposed amendments to the indenture governing the Senior Notes (the "Indenture"). As of 5:00 p.m., New York City time, on April 1, 2014, CCI has been advised by Global Bondholder Services Corporation, as the Tabulation and Information Agent for the Consent Solicitation, that the requisite consent of holders of the Senior Notes was obtained, and Holdings, CCI, certain of their subsidiaries and Wells Fargo Bank, National Association, as trustee under the Indenture, entered into a supplemental indenture to the Indenture effecting the proposed amendments, as provided in CCI's Consent Solicitation Statement dated March 19, 2014 (the "Consent Solicitation Statement").

Holders of the Senior Notes who validly consented to the proposed amendments on or prior to 5:00 p.m., New York City time, on April 1, 2014 (the "Expiration Time"), are eligible to receive a consent fee of $10.00 per $1,000 principal amount of Senior Notes for which consents were received (and not validly revoked) on or prior to the Expiration Time.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy or solicitation of consent with respect to any notes or any other securities of CCI. The Consent Solicitation was made solely through the Consent Solicitation Statement. Persons with questions regarding the Consent Solicitation should contact the solicitation agent, Morgan Stanley, at (212) 761-1057 or toll-free at 1 (800) 624 -1808. Requests for copies of the Consent Solicitation Statement should be directed to the Tabulation and Information Agent, Global Bondholder Services, at (212) 430 - 3774 or toll-free at 1 (866) 804 - 2200.

About Consolidated

Consolidated Communications Holdings, Inc. (together with its subsidiaries, the "Company") is a leading communications provider within its six state operations of California, Illinois, Kansas, Missouri, Pennsylvania and Texas. Headquartered in Mattoon, IL, the Company has been providing services in many of its markets for over a century. With one of the highest quality networks in the industry, the Company offers a wide range of communications services, including IP-based digital and high definition television, high speed internet, voice over IP, carrier access, directory publishing and local and long distance service.

Safe Harbor

Any statements in this news release other than statements of historical facts, including statements about management's beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "estimate," "believe," "anticipate," "expect," "intend," "plan, "target," "project," "should," "may," "will" and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include the ability of the Company to successfully integrate the operations of SureWest Communications and realize the synergies from the acquisition, as well as a number of other factors related to the businesses of the Company, including various risks to stockholders of not receiving dividends and risks to the Company's ability to pursue growth opportunities if the Company continues to pay dividends according to the current dividend policy; various risks to the price and volatility of the Company's common stock; the substantial amount of debt and the Company's ability to repay or refinance it or incur additional debt in the future; the Company's need for a significant amount of cash to service and repay the debt and to pay dividends on the Company's common stock; changes in the valuation of pension plan assets; restrictions contained in the Company's debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; changes in content costs, which have been substantial and continue to increase; risks associated with the Company's possible pursuit of acquisitions; economic conditions in the Company's service areas; system failures; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of the Company's network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes on the telecommunications industry; and liability and compliance costs regarding environmental regulations. These and other risks and uncertainties are discussed in more detail in the Company's filings with the U.S. Securities and Exchange Commission (the "SEC"), including our reports on Form 10-K and Form 10-Q.

Many of these risks are beyond management's ability to control or predict. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements and risk factors contained in this communication and the Company's filings with the SEC. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

CONTACT: Company Contact:
         Matt Smith
         VP of Finance & Treasurer
         217-258-2959
         matthew.smith@consolidated.com